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                                                                    Exhibit 10.9




                              AGREEMENT RELATING TO

                                   REAL ESTATE

                                October 22, 1998


                               AES Ironwood, Inc.

                                       and

                               Pennsy Supply, Inc.


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1 RECITALS AND CONDITIONS PRECEDENT...................................3

          1.1  Recitals.......................................................3
          1.2  Conditions Precedent to Specific Transfers and Grants..........3

SECTION 2 AES ACCESS ROAD.....................................................4

          2.1  Deed of Dedication/Easement....................................4
          2.2  Access Road Utilities..........................................5
          2.3  Permits and Approvals..........................................5
          2.4  Expenses.......................................................5

SECTION 3 PRESCOTT ROAD IMPROVEMENTS..........................................5

          3.1  Deed of Dedication.............................................5
          3.2  Permits and Approvals..........................................6
          3.3  Expenses.......................................................6
          3.4  Compliance with Permits........................................7

SECTION 4 EAST STREET EASEMENT................................................7

          4.1  Easement to East Street........................................7
          4.2  Permits and Approvals..........................................8
          4.3  Expenses.......................................................8

SECTION 5 MET-ED EASEMENT.....................................................8

          5.1  Met-Ed Easement................................................8
          5.2  Permits and Approvals..........................................9
          5.3  Expenses.......................................................9

SECTION 6 STORM WATER EASEMENT................................................9

          6.1  Storm Water Easement...........................................9
          6.2  Permits and Approvals.........................................10
          6.3  Expenses......................................................10

SECTION 7 RESCO PROPERTY.....................................................10

          7.1  Resco Property................................................10
          7.2  Transfer of AES Title to Pennsy...............................10
          7.3  Title.........................................................11
          7.4  Transfer Tax/Real Estate Taxes................................11
          7.5  Use of Resco Property.........................................12
          7.6  Existing Easements/Uses.......................................12
          7.7  Resco Closing and Conditions to Closing.......................13
          7.8  Resco Closing Deliveries......................................13
          7.9  Further Assurances; Additional Agreements.....................14




                                       (i)

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                          TABLE OF CONTENTS - Continued

                                                                            PAGE
                                                                            ----

SECTION 8 WATER RIGHTS.......................................................14

          8.1  Water Supply..................................................14
          8.2  Equipment; Easements; Access..................................17
          8.3  Operation, Repair and Maintenance.............................18
          8.4  Compliance with Permits.......................................18
          8.5  Utility Expense...............................................18
          8.6  Application/Condition.........................................19
          8.7  Effective Date................................................19
          8.8  Operational Pumping Changes...................................19
          8.9  Right to Terminate............................................19
          8.10 Future Recorded Agreement.....................................20

SECTION 9 CONRAIL............................................................20

          9.1  Easement......................................................20
          9.2  Conrail Utilities.............................................20
          9.3  Applications and Permits......................................21
          9.4  Expenses......................................................21
          9.5  Financial Security/Release of AES.............................22
          9.6  Cooperation Expedited.........................................22
          9.7  Delays........................................................22

SECTION 10 GENERAL...........................................................23

          10.1  Plans, Applications, Permits and Licenses....................23
          10.2  Mutual Cooperation...........................................23
          10.3  Pennsy Operations............................................24
          10.4  Closing and Conditions Precedent to Closing..................25
          10.4.1  Closing Deliveries.........................................27
          10.4.2  Further Assurances; Additional Agreements..................28
          10.4.3  Pre-Closing Deliveries.....................................28
          10.5  Right of Access..............................................29
          10.5.1  Temporary Construction Easement............................29
          10.5.2  Indemnification Relating to Entry on Property..............30
          10.5.3  Delivery of Materials......................................30
          10.6  Survey.......................................................30
          10.7  Representations and Warranties of Pennsy.....................31
          10.8  Representations and Warranties of AES........................33
          10.9  Indemnification Relating to Breach of
                   Representation or Warranty................................36
          10.10 Default and Remedies Upon Default............................36
          10.11 Interest.....................................................38
          10.12 Preferred Vendor Status......................................38

SECTION 11 MISCELLANEOUS.....................................................38

          11.1  Invalidity of Provisions.....................................38
          11.2  Maintenance .................................................38


                                      (ii)

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                          TABLE OF CONTENTS - Continued


          11.3  Assignment, etc..............................................39
          11.4  Gender/Number................................................40
          11.5  Heirs, Successors and Assigns................................40
          11.6  Entire Agreement.............................................40
          11.7  Headings.....................................................40
          11.8  Governing Law; Jurisdiction and Venue........................40
          11.9  Notice.......................................................40
          11.10 Waiver, Modification or Amendment............................41
          11.11 Counterparts.................................................41
          11.12 Telecopier...................................................41
          11.13 Survival.....................................................41
          11.14 Consent of Mortgagees........................................41
          11.15 Estoppel Certificates........................................42
          11.16 Memorandum of Agreement......................................42



                                      (iii)

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                          TABLE OF CONTENTS - Continued

                                  Defined Terms
                                                                          PAGE

ACCESS EASEMENT..............................................................4
ACCESS ROAD..................................................................2
ADDITIONAL PUMPING FACILITIES...............................................17
AES..........................................................................1
AES PLANT....................................................................1
AES PLANT FLOW..............................................................14
AES PRESCOTT IMPROVEMENTS....................................................2
AES PROPERTY.................................................................1
APPLICATIONS.................................................................2
BASE FLOW...................................................................14
CLOSING.....................................................................25
CLOSING DATE................................................................26
CONDITION PRECEDENT/CONDITIONS PRECEDENT....................................27
CONRAIL......................................................................3
CONRAIL EASEMENTS...........................................................20
CONRAIL PROPERTY.............................................................3
CONTINGENCY DATE............................................................27
CREEK.......................................................................14
CREEK FLOW..................................................................14
CREEK REPAIRS...............................................................16
DRAINAGE EASEMENTS...........................................................9
DRBC........................................................................14
EFFECTIVE DATE............................................................. 19
EVENT OF DEFAULT........................................................... 36
GAS COMPANY.................................................................12
GPM.........................................................................14
INTEREST RATE...............................................................38
MET-ED.......................................................................8
PENNDOT......................................................................2
PENNSY.......................................................................1
PENNSY CONNECTING PROPERTY...................................................4
PENNSY IMPROVEMENTS..........................................................2
PENNSY PENNDOT HOP APPLICATION...............................................6
PENNSY PROPERTY..............................................................1
PERMITS......................................................................2
PRESCOTT QUARRY..............................................................1
PRESCOTT ROAD IMPROVEMENTS.................................................. 6
PROPERTIES..................................................................27
PUBLIC OR PRIVATE UTILITY....................................................5
PUMPING FACILITIES..........................................................14
REGULATORY AUTHORITIES.......................................................2
RESCO........................................................................1
RESCO CLOSING...............................................................13
RESCO CLOSING DATE..........................................................12
RESCO PROPERTY...............................................................1
STORM WATER FACILITIES.......................................................9
SURVEY......................................................................30
TOWNSHIP/TOWNSHIPS...........................................................1
UTILITIES....................................................................2
WATER QUALITY CRITERIA......................................................15

                                      (iv)

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                        AGREEMENT RELATING TO REAL ESTATE

                   THIS AGREEMENT, made this 22nd day of October, 1998, by and between AES Ironwood, Inc., a Delaware corporation, with offices at 829 Cumberland Street, Lebanon, Pennsylvania 17042 ("AES") and Pennsy Supply, Inc., a Pennsylvania corporation, with offices at 1001 Paxton Street, Harrisburg, Pennsylvania 17104 ("Pennsy").

                   The background to this Agreement is as follows:

                                    RECITALS:

                   R-1. By virtue of an option dated March 26, 1997 with Earl and Barbara Martin, AES is the equitable owner of an approximately 35 acre tract of ground located in South Lebanon Township (the "Township"), Lebanon County, Pennsylvania, as shown on the plan attached hereto as Exhibit A, incorporated herein by reference (the "AES Property").

                   R-2. By virtue of a deed dated June 22, 1998, a copy of which is attached hereto as Exhibit B and is incorporated herein by reference, AES acquired title to an approximately 8 acre tract of ground formerly owned by Resco Products, Inc. ("Resco") which is also identified and shown on Exhibit A (the "Resco Property").

                   R-3. Pennsy is the owner of several large tracts of ground on which Pennsy conducts quarrying and related activities, located in South Lebanon Township and Jackson Township (collectively the "Townships"), Lebanon County, Pennsylvania, which, in some instances, border on the AES Property and the Resco Property and in other instances are to the East of Prescott Road, and which are also shown on Exhibit A. They are designated herein and on Exhibit A as the Pennsy West Tract and the Pennsy East Tract, and are collectively referred to herein as the "Pennsy Property" or the "Prescott Quarry").

                   R-4. AES intends to construct an electrical generating plant and related improvements (the "AES Plant") on the AES Property and, for that reason, has proposed, and Pennsy and AES have negotiated, certain real estate transfer, access and easement agreements and certain operational water pumping and material supply arrangements which the parties deem to be mutually beneficial, and which are described in this Agreement. As of the date of this Agreement, some, but not all, of these agreements have been reduced to writing. AES and Pennsy anticipate that all agreements and arrangements contemplated by this Agreement will be consummated, according to the terms hereof, on or before the dates otherwise described herein.

                   R-5. As a condition to securing land development plan approval for its truck washing facility, Pennsy previously applied to the Pennsylvania Department of Transportation


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("PennDOT") for highway occupancy permits, and has been granted multiple highway occupancy permits both for access and the making of improvements to Prescott
Road (the "Pennsy Improvements"). Pennsy has neither commenced nor completed construction of any of the Pennsy Improvements.

                   R-6. As a condition to developing the AES Property, and to securing subdivision and/or land development plan approval from the Township, it will be necessary for either AES or Pennsy, with the cooperation and assistance of the other, as appropriate, to apply to PennDOT for a highway occupancy permit or permits and to the Township for such plan approvals; PennDOT has notified AES and Pennsy that it will require additional improvements to Prescott Road beyond the limits of and in addition to the Pennsy Improvements (the additional improvements being the "AES Prescott Improvements").

                   R-7. PennDOT has also notified AES and Pennsy that the AES Prescott Improvements will require the dedication of additional right-of-way along the western side of Prescott Road to the Commonwealth from the Pennsy West Tract, by Pennsy, and from the Resco Property, either by AES or Pennsy depending on the date of the dedication relative to the completion of the Resco Property transfer contemplated herein.

                   R-8. The construction of the AES Plant will require the construction and installation of an access road which will run from Prescott Road to the AES Property, crossing the Resco Property and the Pennsy Property as shown on Exhibit R-8 (the "Access Road"), as well as construction, installation, and dedication of easements over, upon, under and through the Resco Property and the Pennsy Property for public and private utilities, including, without limitation, water, sewer, gas, electric, stormwater, fiber optic, and cable (the "Utilities").

                   R-9. The construction of the AES Plant will also require the submission of plans, license and permit applications, variance applications, requests, supporting tests, studies and data, and other similar documentation (the "Applications") to one or both Townships, the Commonwealth of Pennsylvania, and various agencies, departments, boards or authorities thereof; to the federal government, and various agencies, departments, boards or authorities created by or to serve it; and to other governmental or quasi-governmental entities created for the purpose of regulating facilities such as the AES Plant (the "Regulatory Authorities") for the issuance of permits, licenses, certifications and other similar approvals (the "Permits").

                   R-10. AES has agreed to convey the Resco Property to Pennsy, subject to and in accordance with the terms of this Agreement. This conveyance shall be made either as partial consideration for the grant by Pennsy to AES of the easements and

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other rights contemplated herein, or should AES determine not to proceed with the AES Plant, for such other consideration as stated herein.

                   R-11. In order for Pennsy and its predecessors to quarry the limestone and other minerals located at the Prescott Quarry, Pennsy and its predecessors, for many years, have pumped water, which, excepting incidental storm drainage, accumulates entirely from underground sources below the quarry pits at the Prescott Quarry, into the Tulpehocken Creek. AES has agreed, for its benefit and as partial consideration for the grant by Pennsy to AES of the easements and other rights contemplated herein, to utilize a portion of the water which Pennsy is required to pump to conduct its mining operations and to bear, in most instances, all of the expense which would be incurred by Pennsy therefor.

                   R-12. AES has entered into negotiations with Consolidated Rail Corporation (with its successors, hereinafter "Conrail") for the construction, installation and extension of a rail spur which will begin on property owned by Conrail (the "Conrail Property") and then extend to serve the AES Property, the Resco Property and the Pennsy Property, including, without limitation, switching from Conrail's main tracks and onto the spur in a location adjacent to the AES Property.

                   NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, AND INTENDING TO BE LEGALLY BOUND, promise, covenant and agree as follows:

                      1. Recitals and Conditions Precedent

                   1.1 Recitals. The Recitals set forth above are incorporated herein by reference, and made a part hereof, as if fully set forth herein.

                   1.2  Conditions Precedent to Specific Transfers and
Grants.

                   (a) Provided that AES proceeds with this Agreement as contemplated by Section 10.4 and does not exercise its rights under Section 7.2(b), those grants and conveyances set forth in Sections 2, 3, 4, 5, 6 and 7.2(a) shall occur at the Section 10.4 Closing or at such other time following the date hereof as contemplated herein, and the activities contemplated by Sections 8, 9 and 10 shall commence as provided for therein.

                   (b) If AES elects to proceed under Section 7.2(b), performance of the transfer referred to therein shall occur in accordance with the terms and conditions of such section. All other provisions of this Agreement
(1) which have not been completed or effected, including the deliveries contemplated by Section 10.4.1 other than possession of the Resco Property, or

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(2) which are not expressly or by implication reasonably intended to continue, shall be terminated.

                               2. AES Access Road

                   2.1 Deed of Dedication/Easement.

                   (a) Pennsy will grant and convey to AES for so long as it (or its approved assignee) uses the AES Property for the Permitted Uses, as hereinafter defined,a perpetual, uninterrupted easement and right-of-way for the installation and maintenance of identification signs, including appropriate landscaping, and for ingress, egress and regress from Prescott Road to the AES Property, across the Resco Property and across a portion of the Pennsy Property located between the AES Property and the Resco Property (the "Pennsy Connecting Property") in substantially the location shown on Exhibit A (the "Access Easement"). The Access Agreement shall be in form and content reasonably acceptable to both parties. AES shall have the obligation, at its sole expense, to regrade and relocate the spoil piles and other conditions on the Pennsy Connecting Property to other reasonable locations on the Pennsy Property (adjacent to the current spoil piles, as reasonably determined by AES and reasonably approved by Pennsy). The Access Easement will be granted for the exclusive use of AES, except to the extent that it may be used by Pennsy for occasional access to the Resco Property and the Pennsy Connecting Property (which use by Pennsy, however, shall not impede or impair AES's use of the Access Easement) and by Public or Private Utilities pursuant to utility easement(s) approved by AES and Pennsy, as set forth in Section 2.2 below.

                   (b) In addition, Pennsy will grant and convey to PennDot good and marketable fee simple title by a deed of dedication, using PennDot's usual and customary form, the minimum amount of additional land required by PennDOT to widen Prescott Road for construction of the Access Road.

                   (c) The Access Easement shall have a minimum width of fifty
(50) feet; shall have a cartway width of twenty-four (24) feet, with two (2) foot wide shoulders (28' total width), unless a different width is required by any of the Regulatory Authorities; and such curbing (but only such curbing) as is required by PennDot or the Township.

                   (d) In lieu of Pennsy granting the Access Easement or other rights, or both, to AES across the Resco Property, AES may reserve the same in the location shown on Exhibit R-8 in a form otherwise reasonably approved by Pennsy, the same rights of access in a deed of the Resco Property which AES provides or causes to be provided to Pennsy at the Section 10.4 Closing, but not in connection with a closing under Section 7.2(b), and will

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directly grant and convey to PennDot the property rights on the Resco Property which PennDot requires.

                   2.2 Access Road Utilities. Pennsy will grant and convey, in form and content reasonably acceptable to both AES and Pennsy, to AES or to any applicable public or private utility company or governmental agency or authority providing utility service (a "Public or Private Utility"), for so long as it (or its approved assignee) uses the AES Property for the Permitted Uses, as hereinafter defined,a perpetual, uninterrupted, non-exclusive easement and right-of-way within the Access Easement for construction, reconstruction, operation, maintenance and repair of any of the Utilities within the Access Easement. If the easement and right-of-way is to be granted to a Public or Private Utility, the form of easement shall generally follow the form of easement utilized by such Public or Private Utility, shall, to the extent deviations from such form are deemed appropriate by Pennsy, be negotiated promptly and in good faith by Pennsy, and shall be reasonably acceptable to both Pennsy and such Public or Private Utility, and shall include such additional reasonable requirements of such Utility as are necessary to provide appropriate service to the AES Plant.

                   2.3 Permits and Approvals. AES, at its sole cost and expense, will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all required Permits from any Public or Private Utility or Regulatory Authority having jurisdiction over the Access Road, the Access Road improvements or the Utilities. Pennsy shall have the right, prior to its execution thereof, to review and approve all such Applications for content, form and consistency with this Agreement, which approval shall not be unreasonably withheld, delayed or conditioned.

                   2.4 Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the Access Road and Utilities therein, as well as the cost of construction, reconstruction, maintenance and repair of the Access Road and such Utilities. This section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless necessitated by Pennsy's negligence or intentional misconduct, in which case Pennsy at its sole cost shall be responsible for such costs of construction, reconstruction, maintenance and repair.

                          3. Prescott Road Improvements

                   3.1 Deed of Dedication.

                   (a) Pennsy will grant to PennDOT good and marketable fee simple title using a deed of dedication in PennDOT's usual and customary form for additional land along Prescott Road, so as

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to widen Prescott Road by an average width of approximately thirteen and one-half (13.5) feet, all as shown on Highway Occupancy Permit Applications previously reviewed and approved by Pennsy (the "Pennsy PennDOT HOP Application"), and submitted to PennDOT, substantially as shown on Exhibit A.

                   (b) If PennDOT requires additional dedication or a supplemental highway occupancy permit, or both, to extend the water lines provided for in Section 8 in a northerly direction along Prescott Road (from the terminus provided in the currently filed Pennsy PennDOT HOP Application), Pennsy will make the additional dedication and willexecute such additional documents as are reasonably necessary therefor.

                   (c) The exact width of the additional dedication shall be the minimum width necessary to construct both the Prescott Road Improvements and the Utilities necessary to serve the facilities on the Pennsy Property, the Resco Property and the AES Plant, as reasonably determined by PennDOT and, if appropriate, the Township and any Public or Private Utility or Regulatory Authority having jurisdiction.

                   (d) If a Public or Private Utility or Regulatory Authority requires an easement and right-of-way prior to dedication of the additional property to PennDOT, or in addition to the additional property dedicated by Pennsy to PennDOT, Pennsy will grant and convey to the Public or Private Utility or Regulatory Authority such easement and right-of-way utilizing a form of easement which is reasonably acceptable to all parties and shall include any special requirements necessary for utility service to the AES Plant.

                   3.2 Permits and Approvals. AES, at its sole cost and expense, will prepare and submit all Applications for all required Permits from any Public or Private Utility company or Regulatory Authority having jurisdiction over the AES Prescott Improvements and the Pennsy Improvements (jointly the "Prescott Road Improvements"). Pennsy shall have the right, prior to its execution thereof, to review and approve all such Applications for content, form and consistency with this Agreement, which approval shall not be unreasonably withheld, delayed or conditioned.

                   3.3  Expenses.

                   (a) AES will be responsible for, and will pay the expenses incurred for preparing all Applications and other documents necessary for construction of the AES Prescott Improvements. As Pennsy has not constructed and paid for the Pennsy Improvements, and subject to the limitations of Section 3.3(d), Pennsy will be responsible for and will pay the cost and expenses which Pennsy would have paid if the Pennsy Improvements

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had been bonded and installed, as reasonably estimated by the consulting engineers for Pennsy and AES, or if that estimate is not satisfactory to both Pennsy and AES, then by the lowest responsible bid therefor (the "Pennsy Improvements Cost").

                   (b) AES will post a bond, letter of credit or other security required by PennDOT or any other applicable Regulatory Authority for costs associated with the Prescott Road Improvements. Pennsy shall reimburse AES for a portion of the costs thereof, determined by multiplying such security costs by a faction, the numerator of which is the Pennsy Improvement Costs and the denominator of which is all of the Prescott Road Improvements Costs.

                   (c) For purposes of this section, the cost and expenses of each party shall include, without limitation, all construction, permit, bond, letter or credit, other security application, filing, engineering, legal, and other fees, costs or expenses associated with the particular improvements for which a party is responsible. AES will pay all such costs and expenses for the AES Prescott Improvements and will timely secure and provide any bonds, letters of credit or security required therefor.

                   (d) Pennsy shall reimburse AES for the Pennsy Improvements Costs, subject to a $100,000 maximum. Pennsy will not be obligated to pay any cost, expense or other amount unless associated directly with the Pennsy Improvements, and Pennsy will not be obligated to pay any amount in excess of $100,000 for the Pennsy Improvements, such excess being the responsibility of AES.


                   3.4 Compliance with Permits. Following completion of the AES Prescott Improvements, Pennsy, unless necessitated by the operations of AES on the AES Property, will be responsible for all reconstruction, maintenance, repair and operations on the Pennsy Property and, if owned by Pennsy, on the Resco Property, including, without limitation, any such work or operations necessary to maintain all Permits relating to Prescott Road.

                             4. East Street Easement

                   4.1 Easement to East Street. Pennsy will grant and convey to AES for so long as it (or its approved assignee) uses the AES Property for the Permitted Uses, as hereinafter defined, or to any applicable Utility (including, without limitation, GPU Energy, Inc., with whom Pennsy will reasonably cooperate), a perpetual, non-exclusive easement or easements, in form and content which generally follows the form of easement utilized by the applicable Public or Private Utility and where deviations from such form are deemed appropriate by Pennsy, Pennsy will negotiate the same promptly and in good faith. Such easement

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shall be reasonably acceptable to Pennsy, for water, natural gas, sewage and other Utility purposes and emergency access purposes not exceeding seventy (70) feet in width (in the aggregate), with an additional temporary construction easement not exceeding twenty-five (25) feet in width in form and content reasonably acceptable to Pennsy, from East Street to the AES Property, in a location generally parallel to the property of Conrail. The southern boundary of said seventy (70) foot wide easement area shall be the dividing line between the Pennsy Property and the property owned by Conrail (or, if not owned in fee by Conrail, then upon which Conrail has an easement) all substantially as shown on Exhibit A.

                   4.2 Permits and Approvals. AES, at its sole cost and expense, will prepare for execution by AESand Pennsy, as appropriate, and submit all Applications for all required Permits necessary from any Public or Private Utility company or Regulatory Authority having jurisdiction over the East Street Easement. Pennsy shall have the right to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                   4.3 Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the improvements to the East Street Easement and Utilities therein, as well as the cost of construction, reconstruction, maintenance and repair of the East Street Easement and such Utilities (to the extent not undertaken, completed or paid by the applicable Utility). This section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless necessitated by Pennsy's negligence or intentional misconduct, in which case Pennsy at its sole cost shall be responsible for such costs of construction, reconstruction, maintenance and repair.

                               5. Met-Ed Easement

                   5.1 Met-Ed Easement. Pennsy will give to Metropolitan Edison Company ("Met-Ed") or such other electrical utility as is reasonably designated by AES, a perpetual, non-exclusive easement and right-of-way for the construction, reconstruction, operation, maintenance and repair of electric utility lines, towers, and other facilities from the existing Met-Ed right-of-way to the AES Property, in form and content which generally follows the form of easement utilized by the applicable Met-Ed, and where deviations from such form are deemed appropriate by Pennsy, Pennsy will negotiate the same promptly and in good faith. Such easement shall be reasonably acceptable to Pennsy, which approval shall not be unreasonably withheld, delayed or conditioned. The right-of-way shall be one hundred (100) feet in width, unless Met-Ed agrees to a lesser width, and shall be no closer than seventy-

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five (75) feet south of the northern property line of the AES Property, extended, substantially as shown on Exhibit A.

                   5.2 Permits and Approvals. AES, at its sole cost and expense will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all Permits necessary from any Public or Private Utility or Regulatory Authority having jurisdiction over the Met-Ed Easement. Pennsy shall have the right to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                   5.3 Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the Met-Ed Easement and Utilities therein, as well as the cost of construction, reconstruction, maintenance and repair of the Met-Ed Easement and such Utilities (to the extent not undertaken, completed or paid by Met-Ed). This section is intended to result in no cost, expense or other amount being borne by Pennsy unless necessitated by Pennsy's negligence or intentional misconduct, in which case Pennsy at its sole cost shall be responsible for such costs of construction, reconstruction, maintenance and repair.

                             6. Storm Water Easement

                   6.1 Storm Water Easement. Pennsy will grant and convey to AES, for so long as it (or its approved assignee) uses the AES Property for the Permitted Uses, as hereinafter defined,a perpetual, uninterrupted, non-exclusive easement for the construction, reconstruction, operation, maintenance and repair of stormwater drainage pipes, pipelines, standpipes, manholes, outlets, overflows, and other facilities ("Storm Water Facilities") from the northeast corner of the AES Property to the pit on the Pennsy West Tract, substantially as shown on Exhibit A, in form and content reasonably acceptable to Pennsy, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that if the mining operations of Pennsy enter the Storm Water Easement Area, Pennsy will, at its expense, relocate Storm Water Facilities installed or constructed by AES, including granting the minimum necessary or appropriate easements and securing the minimum necessary approvals and permits therefor, all as approved by AES, in the exercise of reasonable commercial discretion, and in accordance with all Applicable Laws. Pennsy will further grant and convey to AES perpetual, uninterrupted, and non-exclusive easements for the construction, grading and maintenance of drainage swales to facilitate the development of the AES Property and the Access Drive (the "Drainage Easements"). Said Drainage Easements are required by South Lebanon Township as a condition of land development plan approval. The Drainage Easements are located along the north and east sides of the AES Property and along the north side of the Access Road, and are substantially as shown on Exhibit A.

                   6.2 Permits and Approvals. Except as provided above in the case of relocation of Storm Water Facilities, AES, at its sole cost and expense, will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all Permits necessary from any Public or Private Utility company or Regulatory Authority having jurisdiction over the Storm Water Easement or Storm Water Facilities. Pennsy shall have the right to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                   6.3 Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the Storm Water Easement or Storm Water Facilities and Utilities therein, as well as the cost of construction, reconstruction, maintenance and repair of the Storm Water Easement or Storm Water Facilities. Unless necessitated by a change in Pennsy's mining operations as contemplated by Section 6.1, this section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless necessitated by Pennsy's negligence or intentional misconduct, in which case Pennsy at its sole cost shall be responsible for such costs of construction, reconstruction, maintenance and repair.

                                7. Resco Property

                   7.1 Resco Property. AES will at its sole expense (except as expressly provided herein) grant and convey the Resco Property to Pennsy in accordance with and subject to the terms and conditions of this Agreement.

                   7.2  Transfer of AES Title to Pennsy.

                   (a) Transfer to Pennsy if AES proceeds as contemplated by this Agreement. If AES determines to proceed with development and construction of the AES Plant, AES will, at the Closing provided for in Section 10.4, grant and convey title to the Resco Property to Pennsy in accordance with Sections 7.3 through 7.9 below.

                   (b) Transfer to Pennsy if AES Determines not to proceed as contemplated by this Agreement. If AES determines not to proceed with development and construction of the AES Plant, Pennsy will, upon no less than 45 days notice from AES to Pennsy, purchase the Resco Property from AES, and AES will grant and convey the Resco Property to Pennsy, upon the terms and conditions set forth in Sections 7.2(c) and 7.3 at a closing date, time and place mutually agreed to by AES and Pennsy. Possession of the Resco Property shall be delivered at such closing. Notwithstanding anything contained in this Agreement to the contrary, Pennsy's obligation to purchase the Resco Property is expressly conditioned and contingent upon there having occurred no material adverse change to the Resco Property since the date hereof, other than relocation of the spoil piles and construction of the Access Easement (if said work has been undertaken) and shall be subject to any easements to Conrail or to a Public or Private Utility in the Access Easement if delivered and recorded prior to the closing provided for in Section 7.7 below.

                   (c) Payment by Pennsy. In the event AES exercises its rights under Section 7.2(b) above, Pennsy will pay to AES the sum of One Hundred Thousand ($100,000.00) Dollars, as well as making payment of all usual and customary buyer's closing costs for Pennsy's acquisition of the Resco Property, including, without limitation, payment of all legal fees incurred by Pennsy; one-half of the realty transfer taxes applicable to the purchase price; deed recording costs; title insurance; survey; and applicable prorations. AES will not seek recovery from Pennsy for any additional consideration paid to Resco to complete the Resco to AES transfer, and AES shall pay all of the usual and customary Seller's costs associated with the Section 7.2(b) transfer to Pennsy.

                   7.3 Title. Whether delivered under Section 7.2(a) or 7.2(b), title to the Resco Property shall be good and marketable fee simple title, subject only to easements, restrictions and conditions of record or visible on the Resco Property, or reserved or contemplated by this Agreement. AES has secured or will secure an owner's title insurance commitment for the Resco Property, issued to AES or Pennsy, or both, as the proposed insured(s), by a reputable title insurance company licensed to do business in the Commonwealth of Pennsylvania. Unless AES exercises its rights under Section 7.2(b) above, AES will be responsible for payment at Closing of any title insurance premium on title insurance issued to Pennsy for the Resco Property.

                   7.4 Transfer Tax/Real Estate Taxes. Unless AES exercises its rights under Section 7.2(b) above, AES will pay or cause to be paid all real estate transfer taxes in connection with the acquisition of the Resco Property and transfer of the Resco Property to Pennsy, and in connection with all other transfers contemplated by this Agreement, by easement or otherwise if this Agreement proceeds under Section 7.2(a); provided, however, that real estate taxes and, if applicable, water and sewer rentals, tenant rentals, and other charges normally and customarily pro rated by buyer and seller will be pro rated as of the Closing on the AES to Pennsy sale, with Pennsy paying its share thereof (or reimbursing AES therefor).

                   7.5 Use of Resco Property.

                   (a) AES acquired the Resco Property in order to provide access and utilities to the AES Property, entrance improvements thereto (including property for entrance, signs and landscaping) and, generally, to control the development thereof to facilitate the AES Plant; pursuant to that purpose, AES shall have the right to locate the Access Easement, Utility easements, entrance improvements, and other rights on the Resco Property necessary or desirable for development of the AES Property, as it reasonably determines, including, without limitation, removing the two story portion of the existing building at the southwest corner of the Resco Property and the one-story modular attachment to the building, all to accommodate AES' planned access to the AES Property.

                   (b) AES will, at its sole expense: (1) repair the one story portion of such building to provide an exterior finish similar to the existing building, (2) repair or restore any other buildings or structures which are not intended to be removed or demolished, and (3) grade to appropriate contours and otherwise restore other areas disturbed by its activities. To the extent such improvements are shown on Exhibit A, or have otherwise been submitted to Pennsy and approved by Pennsy as of the date of this Agreement (e.g., highway occupancy permit plans), they shall be deemed approved by Pennsy, as of the date this Agreement is executed.

                   (c) To the extent such improvements have not been so approved, AES shall consult with Pennsy with respect to such decisions and AES and Pennsy will negotiate in good faith concerning any actions planned or desired by AES in connection with this Section 7.5. Pennsy shall have the right to approve any such features or conditions on the Resco Property which are material to the use of the Resco Property by Pennsy, but such approval shall not be unreasonably withheld, delayed or conditioned.

                   7.6 Existing Easements/Uses. The Resco Property and the Pennsy Property are subject to existing easements or uses, or both, not otherwise referenced in this Agreement, including, without limitation, an electric service line connecting Pennsy to Met-Ed and an easement to P.G. Energy (formerly Pennsylvania Gas and Water Company) (the "Gas Company") for a non-operating gas line. AES has approached the Gas Company for a release of that easement, and was advised that the Gas Company might approve removing the pipeline therein at the expense of AES, but the easement would not be released or abandoned. The Gas Company easement also crosses the Pennsy Property. Should either AES or Pennsy deem it advisable to relocate any such easement or use, then AES and Pennsy will cooperate with such relocation, including execution of any relocation, abandonment or release agreements necessary or appropriate to conclude the same. All costs associated therewith shall be borne by the party requesting such relocation, abandonment or release.

                   7.7 Resco Closing and Conditions to Closing. If AES elects to proceed with development and construction of the AES Plant and not to exercise its rights under Section 7.2(b), closing of the sale of the Resco Property by AES to Pennsy shall be held at the time, place and on the date established under
Section 10.4. The obligations of AES and Pennsy to close on the transfer of the Resco Property to Pennsy are conditioned and contingent upon the occurrence of the following:

                  a. All of AES's and Pennsy's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if then made; there shall have occurred no material adverse change to the Resco Property since the date hereof; Pennsy and AES shall have performed to the Closing Date all of its covenants and other obligations under this Agreement; and Pennsy and AES shall have executed and delivered to each other at Closing a certificate to the foregoing effect.

                  b. AES shall have obtained a survey of the Resco Property and Pennsy and AES each shall have obtained title insurance for its respective proposed interests therein that is acceptable to it.

                  c. AES shall have been granted the Access Easement, if it so requires.

AES's and Pennsy's respective obligations under this Section 7.7 to close on the transfer of the Resco Property to Pennsy are subject to AES and Pennsy each being satisfied, in the exercise of reasonable commercial discretion, that all of the foregoing conditions have been fulfilled or can be fulfilled on or prior to the Closing, or to the applicable party waiving the same.

                   7.8 Resco Closing Deliveries. If this transaction proceeds as contemplated by Section 7.2(a), the following deliveries shall occur at the Closing, unless previously delivered or otherwise waived by AES or Pennsy, as applicable (in which case that item will then become a post-Closing delivery): possession of the Resco Property shall be delivered to Pennsy; the Access Road Easement, the Storm Water Easement and the Water Pumping Agreement and Pumping Facilities easements and licenses shall be executed and granted to AES; and the East Street Easements, the Met-Ed Easement and the Conrail Easements shall be executed and granted to the appropriate parties.

         7.9 Further Assurances; Additional Agreements. Pennsy and AES each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the Resco transactions described in this Section 7. This covenant survives as long as is necessary to consummate the transactions and intent described herein, whether AES proceeds under Section 7.2(a) or 7.2(b).

                                8. Water Pumping

                   8.1  Water Supply.

                   (a) Construction Pumping. Pennsy will make available and AES shall have the right, at its sole cost and expense, beginning in March of 1999 and continuing throughout construction of the AES Plant until the Effective Date under Section 8.7, to pump not more than 3,000 gallons per minute ("GPM") from the Prescott Quarry on the Pennsy East or Pennsy West Tract for construction purposes and for testing the AES Plant. The water shall be drawn from the Prescott Quarry pit selected by AES, at a location acceptable to Pennsy, in the exercise of reasonable commercial discretion. Pennsy shall grant and convey to AES a temporary easement, in form and content reasonably acceptable to the parties, for the Pumping Facilities and Additional Pumping Facilities (as hereinafter defined) to convey the water for such purposes.

                   (b) General Pumping.

                   (1) On the Effective Date and unless unavailable due to circumstances absolutely beyond its control, including, but not limited to, war, strike, government action, acts of God or other natural causes, conditions or occurrences, Pennsy will make available from the Prescott Quarry, for general use by AES on a continuous basis, and AES will have the right to pump, for as long as AES or its approved assignee operates the AES Plant,a minimum of 1,500 GPM and, if required by AES, up to 3,000 GPM, of Pennsy's Prescott Quarry water (or such lesser amount as may be approved or required by the Regulatory Authorities) for use at the AES Plant (the "AES Plant Flow").

                   (2) Pennsy will make available and AES will have the right to pump, the minimum flow to the Tulpehocken Creek (the "Creek") as determined and required by the Delaware River Basin Commission ("DRBC") or other Regulatory Authorities having jurisdiction (the "Creek Flow") (the AES Plant Flow and the Creek Flow together are referred to as the "Base Flow").

                   (3) In addition to the Base Flow, Pennsy will also make available and AES shall have the right to pump additional water from the Prescott Quarry for emergency use (such as fire) during periods of such emergency without regard to the 3,000 GPM limitation.

                   (c)  Operational Concept.

                   (1) AES.

                   (i) AES will pump water for the AES Plant Flow from the Pennsy East Tract and for the Creek Flow from the Pennsy West Tract, provided and as long as the water quality for the Base Flow meets all water quality standards established by AES, DRBC, Pennsy's Non-Coal Mining Permit and any other Regulatory Authorities having jurisdiction (the "Water Quality Criteria").

                   (ii) Water for emergency use by AES will be drawn from the most convenient Pennsy Tract.

                   (iii) If it appears that the Water Quality Criteria will not be met on a regular basis (for any reason), or if available water supplies are not sufficient to maintain and sustain Creek Flow from the Pennsy West Tract, then AES will, after notice from Pennsy, pump water for the Creek Flow from whichever Tract is best suited to maintain and sustain Creek Flow quality and volume requirements. Pennsy is and shall at all times remain responsible for the Water Quality of the Creek Flow pursuant to its Non-Coal Mining Operating Permit.

                   (iv) If AES is not satisfied with Water Quality from the Pennsy East Tract as it pertains to AES Plant Flow Water Quality Criteria, AES may request a modification of pumping operations so as to achieve its quality standards or may otherwise suggest corrective actions or modifications designed to improve water quality. Pennsy will cooperate in this regard but will only bear such water quality obligations as may arise as a result of the actions of Regulatory Authorities directed at Pennsy, or as a result of the negligence or intentional misconduct of Pennsy. To the extent Creek Flow Water Quality is substandard as a result of the negligence or intentional misconduct of AES, AES shall indemnify and hold Pennsy harmless in connection with all costs of correction which may result and as imposed by the action of any Regulatory Authority having jurisdiction over such water quality. To the extent Creek Flow Water Quality is substandard as a result of the negligence or intentional misconduct of Pennsy, Pennsy shall indemnify and hold AES harmless in connection with all costs of correction which may result and as imposed by the action of any Regulatory Authority having jurisdiction over such water quality.

                   (v) Should Pennsy request a modification of this operational concept which (1) does not have a material adverse effect on the Base Flow, (2) which does not materially increase the projected costs to AES, and (3) which is in compliance with applicable laws and Permits, AES will cooperate reasonably with Pennsy to incorporate such changes into the future recorded agreement provided for in Section 8.10 below.

                   (2) Pennsy. Pennsy shall, consistent with its obligations pursuant to the other provisions of this section, have the right to reasonably direct and control the dewatering of the Pennsy Tract being mined (currently the Pennsy West Tract) by AES. Pennsy shall have, by way of illustration, the right to direct AES (1) to increase or decrease pumping by twenty (20%) percent, daily, to provide for greater or lesser dewatering of the Pennsy Tract then being mined; and (2) to pump at times when Utility Expenses are at the lowest rates. An example of the type of direction which may be provided by Pennsy is attached hereto as Exhibit 8.1(c)(2), incorporated herein by reference.

                   (d) Repairs to Creek. If repairs to sinkholes or other repairs or improvements in or to the Creek (the "Creek Repairs") are necessary or required by the DRBC or are necessary to maintain the AES DRBC approval, or any other Permit or Approval necessary to maintain the contemplated operations on the AES Property, then AES, and not Pennsy, will pay the costs thereof. If Creek Repairs are required to maintain Pennsy's Non- Coal Mining Permit, to maintain Pennsy's quarrying operations, or because of other activities on the Pennsy Property or the Resco Property, or both, then Pennsy, and not AES, will pay the costs thereof. If the repairs are required to maintain both the AES and the Pennsy permits, or are not required to maintain a permit, as aforesaid, but:
(1) are otherwise attributable to conditions on both the AES Property and the Pennsy Property, or (2) cannot be primarily attributed to only the Pennsy Property or the AES Property, but the interests of Pennsy and AES are both substantially served by making the repairs, then the costs of the Creek Repairs will be shared equally between AES and Pennsy.

                   (e) Water Priorities. On the Effective Date and unless unavailable for reasons beyond the control of Pennsy, including, but not limited to war, strike, government action, acts of God or other natural causes, conditions or occurrences, and subject to the requirements of any applicable Permits, water shall be made available from the Prescott Quarry in the following order of priorities:

                  (1) To the Creek, an amount sufficient to maintain the Creek Flow;

                  (2) To AES, 3,000 GPM, or such lesser amount as used by AES or as may be required by an appropriate Regulatory Authority;

                  (3) Emergency Use for the AES Plant; and

                  (4) To Pennsy, the remainder.

                   8.2  Equipment; Easements; Access.

                   (a) Pennsy will provide to AES for unrestricted and continuous use by AES personnel, Pennsy's existing pumps, pump houses, docks, pipes, pipelines, associated fixtures, and related transformers and electrical supply facilities (including those currently on order) (collectively the "Pumping Facilities").

                   (b) AES will be responsible for the construction and installation of any additional pumps, pump houses, docks, pipes, pipelines, generators, generator sheds, fixtures, transformers, meters and electrical supply facilities necessary to pump water from the Pennsy Tract quarries to the AES Property and for emergency use (the "Additional Pumping Facilities").

                   (c) Pennsy will grant and convey to AES for so long as it (or its approved assignee) uses the AES Property for the Permitted Uses, as hereinafter defined,a perpetual, uninterrupted and exclusive easement over, across, upon, under and through the Pennsy Property, substantially at the location shown on Exhibit A or at such other locations determined by mutual agreement, for the Additional Pumping Facilities. Pennsy will further grant AES an irrevocable, perpetual, and uninterrupted license to enter easements that currently exist in favor of Pennsy that are located between the Pennsy Property and the Creek.

                   (d) The easements shall include the right to install underground electrical cable or other utilities in the easement area, as well as the right to construct and operate a reserve power generator in a generator shed or house to be constructed by AES on the southwest corner of Quarry Pit #2.

                   (e) In addition, Pennsy will provide to AES, its agents, and its designated contractors, for so long as it (or its approved assignee) uses the AES Property for the Permitted Uses, as hereinafter defined,a general access easement, for access to the Pumping Facilities and the Additional Pumping Facilities. The easement and access agreements referenced in this section shall be substantially in the form attached hereto as Exhibit 8.2, incorporated herein by reference.

                   8.3  Operation, Repair and Maintenance.

                   (a) From and after the Effective Date and for so long as the Base Flow is available to AES, AES will be responsible for providing personnel to operate the Pumping Facilities and the Additional Pumping Facilities, and for the repair, replacement and maintenance of the Pumping Facilities and Additional Pumping Facilities which AES acquires from Pennsy on the Effective Date or which AES installs. AES shall make the decision of when and whether to repair or replace such Pumping Facilities and Additional Pumping Facilities. All repair, replacement and maintenance obligations shall be carried out consistent with usual and customary commercial practices for such activities and in such a manner as not to unreasonably impede or otherwise unreasonably interfere with Pennsy's mining operations.

                   (b) If Pennsy chooses to improve, expand, upgrade or change the Pumping Facilities and/or the Additional Pumping Facilities for any reason, Pennsy may do so at Pennsy's sole cost and expense, provided, however, that no such modifications shall increase the expenses for which AES is responsible or have a material adverse effect on the Base Flow or the AES Plant operations without the prior written consent of AES.

                   (c) AES shall, at its expense, maintain on the AES Property or on the Pennsy Property, as reasonably determined by AES and Pennsy, metering equipment to measure the Utility Expenses (as defined below) for and the delivery of water to the AES Property. AES shall, if requested by Pennsy from time to time, keep records of the daily amount of Utility Expenses and water delivered to the AES Property and shall, upon request, provide written notification to Pennsy of the amount of Utility Expenses and water so delivered.

                   8.4 Compliance with Permits. Except for AES's operational responsibilities (as expressly provided herein) for the Pumping Facilities and Additional Pumping Facilities, Pennsy shall be responsible for and obligated to perform and maintain all conditions (past, present and future) on the Pennsy Property or relating to Pennsy's operations and discharges in order to comply with its Non-Coal Mining Operating Permit and any other Permit not related to AES' operations applicable to the Pennsy Property, the Resco Property (when acquired by Pennsy) or operation of Pennsy's business or the Prescott Quarry.

                   8.5 Utility Expense. AES will pay, when due, the Utility Expenses for the Construction Requirements incurred under Section 8.1(a) for pumping or otherwise and for (a) the Base Flow or (b) provided it is available to AES, for 1,500 GPM, whichever is greater. Utility Expenses, unless attributable to AES emergency water needs, which are above the Base Flow will be paid by Pennsy, including the cost of pumping from the Pennsy West

Tract to the Pennsy East Tract, or vice versa as determined by the needs of Pennsy's quarrying activities. Utility Expenses shall include electricity, gas, diesel, or other fuel and utility expenses for energizing and operating the Pumping Facilities and the Additional Pumping Facilities.

                   8.6 Application/Condition. AES, at its sole cost and expense, will file any Applications with the Regulatory Authorities necessary or appropriate for approval of its utilization plan and all necessary Permits therefor. AES and Pennsy agree to cooperate with one another and to negotiate, in good faith, a resolution of any conditions which might be required by any of the Regulatory Authorities in connection with approval of any such Application(s). Pennsy shall have the right to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                   8.7 Effective Date. The Effective Date of the operational duties and responsibilities contained in this Section 8 shall be the earlier of a date following receipt by AES and Pennsy of all Permits to allow operation of the AES Plant, or shortly prior to a time when AES requires the Base Flow from Pennsy, as determined by no less than ten (10) business day's written notice given by AES to Pennsy.

                   8.8 Operational Pumping Changes. AES will consider any operational pumping changes requested by Pennsy. AES will not unreasonably withhold approval of such changes. In considering operational pumping changes, AES will examine, among other criteria, Base Flow changes, the quality of the Base Flow both to the AES Plant and the Creek, and the quantity of Base Flow to the AES Plant and the Creek.

                   8.9  Right to Terminate.

                   (a) AES shall have the right to terminate its obligations pursuant to this Section 8 if Pennsy is in default hereunder following the giving of notice thereof and the expiration of all applicable cure periods set forth in Section 10.10 hereof, or in the event of any determination that AES is not entitled to the Water Rights provided in this Section 8 which in fact terminates the availability of water as provided herein. AES may terminate this Agreement without cause upon 3 months written notice to Pennsy, provided, however, that the date of termination without cause may not occur sooner than 3 years after the Effective Date; and, provided further, that the termination of the Agreement set forth in this Section 8 shall not relieve AES or Pennsy of or from any duties or obligations which it was required to perform while the provisions of this Section 8 were in effect.

                   (b) Pennsy may terminate this Agreement after the Effective Date if AES is in default of any of its obligations under this Section 8 following the giving of notice thereof and the expiration of all applicable cure periods set forth in Section 10.10 hereof.

                   8.10 Future Recorded Agreement. The terms and provisions of this Section 8 are intended to be further defined and developed as engineering and design of the AES Plant and the machinery to be installed in it progress. The provisions of Section 8, as so modified, are intended to be set forth in a separate, recordable document, binding upon the parties hereto. The parties agree to negotiate in good faith and execute an amendment to this Agreement pursuant to Section 11.10 to reflect such changes.

                                   9. Conrail

                   9.1 Easement. To the extent required for construction and operation of the rail spur:

                   (a) AES will grant and convey to Pennsy or Conrail, or both, as appropriate, a perpetual, non-exclusive easement and right-of-way for the construction, reconstruction, operation, maintenance and repair of railroad tracks over, across and upon the Resco Property to serve the Resco Property, the AES Property and the Pennsy Property, it being understood that AES will use said rail spur for the delivery of equipment and materials during construction of the AES Plant; and

                   (b) Pennsy will grant and convey to AES or Conrail, or both, as appropriate, a perpetual, non-exclusive easement and right-of-way for access to (including loading and unloading therefrom) and the construction, reconstruction, operation, maintenance and repair of railroad tracks over, across and upon the Pennsy Property (other than the Pennsy Connecting Property) and the Resco Property, if necessary.

                   (c) Such easements shall be substantially in the location shown on Exhibit A (collectively the "Conrail Easements") and shall be in form and content reasonably acceptable to Pennsy, which approval shall not be unreasonably withheld, delayed or conditioned.

                   9.2 Conrail Utilities. AES and, as appropriate, Pennsy (on the Resco Property), will grant and convey to Conrail, to Pennsy, or to any appropriate Public or Private Utility a perpetual, non-exclusive easement and right-of-way within the Conrail Easements, in form and content reasonably acceptable to Pennsy, which approval shall not be unreasonably withheld, delayed or conditioned, for the construction, reconstruction, operation, maintenance and repair of any Utility necessary to the proper use, operation and functioning of the Conrail Easements as a railroad spur, subject only to reasonable provisions for the use and protection of the Pennsy Property, the AES Property and the AES Plant. If the easement and right-of-way is to be granted to a Public or Private Utility, the form of easement shall be the usual and customary form utilized by such Public or Private Utility so long as it is reasonably acceptable to Pennsy, which approval shall not be unreasonably withheld, delayed or conditioned, subject only to such additional reasonable requirements of such Utility as are necessary to provide appropriate service and protection to the AES Plant.

                   9.3 Applications and Permits. AES, at its sole cost and expense except as stated in Section 9.4, will prepare for execution by AES and Pennsy, as appropriate, and submit to Conrail or any other Regulatory Authority, all Applications for all Permits necessary from Conrail or any Public or Private Utility or Regulatory Authority having jurisdiction over the Conrail Easements. Pennsy will, at its expense, prepare and cause its engineers and consultants to prepare, all portions of any Applications and supporting data for all permits and approvals necessary from Conrail or any Public or Private Utility or Regulatory Authority having jurisdiction over the Conrail Spur, all to the extent that the Conrail Spur is located on the Resco Property and the Pennsy Property. To the full extent required by any Application, Pennsy shall be responsible for and shall provide verification of any such information. All such Applications, including the location, shall be satisfactory to AES and Pennsy, in the exercise of reasonable, commercial discretion.

                   9.4  Expenses.

                   (a) Except as provided in Section 9.3, AES will be responsible for, and will pay the expenses incurred for preparing all Applications (including design cost) necessary for construction of the Conrail Spur on the Conrail Property, and, provided the existing easement and rail bed are utilized across the Resco Property, on the Resco Property. Provided that the final design of the Conrail Spur utilizes the existing easement and existing rail bed across the Resco Property to access the Pennsy Property, AES will be responsible for the hard costs of initial construction thereof on the Conrail Property and the Resco Property. Should the final design not utilize the existing easement and existing rail bed across the Resco Property to access the Pennsy Property, AES will be responsible for that portion of the hard costs of construction for the existing bed and Pennsy will be responsible for all incremental costs associated with the alternative location of the easement or rail bed. In addition to any other condition precedent set forth herein, AES' obligation to install the rail spur and switch are conditioned on the financial closing for the construction of the

AES Plant. Pennsy will be responsible for, and will pay the expenses incurred for preparing all Applications (including design cost) necessary for construction of the Conrail Spur on the Pennsy Property and the Resco Property, all costs other than the hard costs of construction and, following initial construction of the Conrail Spur by AES, all costs of reconstruction, operation, maintenance and repair of the Conrail Spur on the Conrail Property, the Resco Property and the Pennsy Property, including, without limitation, any maintenance or licensing fees to Conrail, unless due to the negligence or intentional misconduct of AES, in which case AES shall be responsible for such costs of reconstruction, maintenance, and repair.

                   (b) The Conrail Spur shall be constructed by Conrail and AES, under the supervision and control of Conrail and AES. Construction activities shall be coordinated with Pennsy to tie into Pennsy's planned extensions of the rail spur.

                   9.5 Financial Security/Release of AES.
Notwithstanding any provisions of this Section 9 which may impose duties on AES, Pennsy alone, and not AES, will be responsible for timely providing any and all financial security required by Conrail or any Governmental Authority in connection with the construction, operation or maintenance of the Conrail Spur. Following initial construction of the Conrail Spur, Pennsy shall assume all obligations and liabilities incident to the operation and maintenance thereof, and shall secure the Release of AES by Conrail, any Governmental Authority, or any other legal person or entity with which AES may have contracted or to which AES may be obligated in connection with the operation and maintenance of the Conrail Spur.

                   9.6 Cooperation Expedited. Pennsy will not be obligated to complete the design and construction of the Conrail Spur on the Pennsy Property, but will fully and promptly cooperate with AES, its design professionals and contractors to secure an expedited design approval of the Conrail Spur on the Conrail Property and the Resco Property, and its construction thereon.

                   9.7 Delays. Provided AES uses reasonable commercial efforts to pursue securing Approvals for the Conrail Spur, the failure to secure any or all Permits for or any commercially reasonable delays in construction of the Conrail Spur shall not excuse or delay the performance by Pennsy or AES of any other duties or responsibilities in this Agreement. Furthermore, unless AES determines not to pursue or not to construct and operate the AES Plant, the obligations of the parties hereunder shall survive closing on any other portions of this Agreement.

                                   10. General

                   10.1 Plans, Applications, Permits, and Licenses. Unless otherwise noted, AES and its engineers shall have the responsibility of preparing the Applications required for construction of the AES Plant, including access and utilities to serve the AES Plant and need not receive the approval or review of Pennsy except to the extent that the Applications are for easements or resources on the Resco Property or Pennsy Property, in which case AES will, when such plans and Applications have been preliminarily approved by AES internally and are considered to be substantially final, submit or cause the AES engineers to submit progress plans and Applications to Pennsy for review and approval. Pennsy agrees to review such plans and provide approval or conditional approval with explanatory comments with respect thereto as expeditiously as possible, but no later than fifteen (15) days after each such submission by AES. AES will consider such comments, but Pennsy shall not have the right to reject the Applications (or any portion thereof) based upon matters which are addressed by this Agreement.

                   10.2  Mutual Cooperation.

                   (a) Pennsy and AES agree, in all respects, to cooperate promptly, in good faith, and reasonably with each other in the Application process (including the execution of Applications by Pennsy when necessary) and in providing or developing plans, engineering studies, traffic studies and surveys, drainage, water quality, discharge and other similar studies and surveys which are necessary or incidental to the AES, Pennsy and Resco Applications, including the provision to AES of appropriate data for purposes of completion of any aspects of the AES Applications.

                   (b) AES will provide or will cause its engineers to provide drafts of Applications, final Applications and, where appropriate, specifications with respect thereto for review and comment. Pennsy agrees to review such Applications and to provide explanatory comments with respect thereto, as expeditiously as possible, but no later than fifteen (15) days after each such submission by AES. Pennsy will be responsible for and will pay all engineering, legal and other professional fees and expenses which Pennsy incurs in connection with the foregoing Applications, and AES will be responsible for and will pay all of the engineering, legal and other professional fees and expenses which it incurs in connection with the foregoing Applications. In addition, AES shall pay all application, filing fees and all other costs of any type incurred in connection with any of the Applications.

                   (c) In the event that any Regulatory Agency requires Pennsy to execute an Application or to provide financial security in connection therewith, Pennsy will, upon providing its approval in accordance with the terms of this Agreement, execute such Applications and, if the credit for the security and primary liability is on AES, will execute any bonds, letter of credit applications, or other similar documents required to secure the issuance thereof, provided there is no material financial or other exposure to Pennsy which is not indemnified by AES to the reasonable satisfaction of Pennsy.

                   10.3  Pennsy Operations.

                   (a)  Restrictions.

                   (1) Notwithstanding any change in the laws or regulations which govern quarry operations, Pennsy will not within twenty-five (25) feet from any boundary line of the AES Property or within twenty-five (25) feet of the boundary line of any permanent easement (other than the Storm Water Easement and the Drainage Easements) granted to or for the benefit of AES pursuant to this Agreement:

                   (i) conduct or permit any quarrying or other rock or subsurface excavation;

                   (ii) conduct or permit significant or extensive excavation;
or

                   (iii) conduct or permit any blasting activities.

Furthermore, Pennsy will not violate any restrictions or limitations currently applicable to Pennsy, whether imposed or applicable by operation of law, regulations or conditions to its Non-Coal Mining Permit, with respect to blasting or similar operations conducted by Pennsy on the Pennsy Property.

                   (2) AES, in connection with any and all of its activities contemplated by this Agreement, will not unreasonably interfere with, delay, obstruct, impede or otherwise compromise or cause or allow to be so affected the ongoing, uninterrupted and continuous quarrying and related operations of Pennsy at the Prescott Quarry. Pennsy, in connection with any and all of its activities contemplated by this Agreement, will not unreasonably interfere with, delay, obstruct, impede or otherwise compromise or cause or allow to be so affected the ongoing, uninterrupted and continuous operation of the AES Plant and the use by AES of the AES Property and the various easements described herein. Should any activity of either party present a material, substantial and adverse interference to the other party, the parties will work with and cooperate with one another to time and schedule operations to minimize such interference.

                   (b) Limited Conditional Consent. Notwithstanding the foregoing restrictions, so long as no event or condition on the Pennsy Property or the Resco Property has occurred or is occurring which causes or would potentially, reasonably cause damage to the buildings or other structures or improvements on the AES Property or to improvements constructed by AES or any Public or Private Utility or Regulatory Authority on the AES Property or in any easements granted by Pennsy pursuant to this Agreement, then AES agrees that Pennsy may quarry to within 100 feet of any such buildings, structures or other improvements. AES will provide to Pennsy, from time to time, when reasonably requested by Pennsy, written confirmation of this conditional undertaking.

                   (c)  Pennsy Operational Changes.

                   (1) Without limiting or modifying any of the rights provided to AES pursuant to this Agreement, in the event Pennsy should contemplate any changes in its operations which might have a material adverse impact upon the operations of AES, Pennsy will provide reasonable advance written notice to AES. Those changes are intended to include, without limitation, any activities which might interrupt access to or utility service to or from the AES Property (even on a temporary basis); or stormwater drainage from the AES Property; or the supply of water to the AES Property; or the quality or characteristics of the water in the Pennsy quarries being supplied (or made available) to the AES Property.

                   (2) Upon receipt of such notice, AES shall have the right to consult with Pennsy; to have access to any and all reports or studies prepared by Pennsy with respect to such operational changes (or the background to such operational changes); to make recommendations to Pennsy concerning the proposed changes, including modifications to the proposed operational changes; and, if deemed appropriate by AES, to compensate Pennsy for modifications to its proposed operational plans in order to avoid any adverse impact to the operations of AES.

                   (3) Each party will treat as confidential any confidential or propriety materials or studies or other materials which are furnished pursuant to the provisions of this section, and will not disclose, use, publish or display such information within or outside its organization without the consent of the other party, it being the intent of both parties that they will cooperate in good faith to reach a resolution of any proposed operational changes which might have an adverse impact on the AES operations.

                   10.4  Closing and Conditions Precedent to Closing.
Closing of the transactions contemplated in this Agreement, other than as contemplated under Section 7.2(b), (the "Closing") shall be held upon not less than ten (10) days nor more than 60 days following written notice from AES to Pennsy, at 10:00 a.m. at the offices of Wix, Wenger & Weidner, 508 North Second Street, Harrisburg, Pennsylvania 17101, or at a location that is mutually acceptable to the parties, and on or before March 31, 1999 (the "Closing Date").

                   (a) The obligations of AES to close on the transactions contemplated by this Agreement are conditioned and contingent upon the occurrence of the following:

                   (1) AES securing (at AES' sole cost and expense except as expressly provided herein) all final, unappealable permits, licenses and approvals which AES, in its sole discretion, deems necessary or desirable for the construction, operation, maintenance and repair of the AES Plant, including the acquisition of all rights-of-way and services necessary therefor.

                   (2) AES securing for its sole benefit andat AES' sole cost and expense an environmental study or studies of the Resco Property indicating no condition on or affecting the Resco Property which AES, in the exercise of its sole discretion, is not willing to remediate or which AES believes would expose it to an unreasonable risk.

                   (3) AES closing on all real estate acquisitions and loans which AES, in its sole discretion, deems essential for the acquisition of the necessary property rights for and construction and operation of the AES Plant.

                   (4) Pennsy shall have delivered to AES on or before the date of Closing, in a form reasonably acceptable to AES, unless otherwise expressly provided herein, all of the documents and other information required to be delivered by Pennsy pursuant to Section 10.4.1 and that may be necessary to be delivered by Pennsy to AES or a Public or Private Utility or the Township for the benefit of AES, to complete the transactions contemplated in this Agreement.

                   (5) All of Pennsy's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made; there shall have occurred no material adverse change to the Resco Property, since the date hereof except changes expressly contemplated herein; Pennsy shall have materially performed all of its respective covenants and other obligations under this Agreement; and Pennsy shall have executed and delivered to AES at Closing a certificate to the foregoing effect.

                   (6) AES shall have obtained affirmative title insurance for the easements that are set forth in this Agreement or that may otherwise be required for the operation of the AES Plant.

                   (7) AES shall have obtained a survey that is acceptable to it, as set forth in Section 10.6 hereof.

AES's obligations under this Agreement are subject to AES being satisfied, in its reasonable discretion, that all of the foregoing conditions (individually, "Pennsy Condition Precedent" and collectively, "Pennsy Conditions Precedent") applicable thereto have been fulfilled or can be fulfilled on or prior to December 31, 1999 (the "Contingency Date").

                   (b) The obligations of Pennsy to close on the transactions contemplated by this Agreement are conditioned and contingent on the occurrence of the following:

                   (1) AES shall have delivered to Pennsy, on or before the date of Closing, in a form reasonably acceptable to both AES and Pennsy, unless otherwise expressly provided herein, all of the documents and other information required to be delivered by AES pursuant to Section 10.4.1 and that may be necessary to be delivered by AES to Pennsy, for the benefit of Pennsy to complete the transactions contemplated in this Agreement.

                   (2) All of AES' representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made; there shall have occurred no material adverse change to the Resco Property, since the date hereof except changes expressly contemplated herein; AES shall have materially performed all of its respective covenants and other obligations under this Agreement; and AES shall have executed and delivered to each other at Closing a certificate to the foregoing effect.

                   (3) Pennsy shall have obtained title insurance evidencing good and marketable fee simple title to the Resco Property as provided herein.

Pennsy's obligations under this Agreement are subject to Pennsy being satisfied, in its reasonable commercial discretion, that all of the foregoing conditions (individually, "AES Condition Precedent" and collectively, "AES Conditions Precedent") applicable thereto have been fulfilled or can be fulfilled on or prior to December 31, 1999 (the "Contingency Date").

                   10.4.1 Closing Deliveries. The following deliveries shall occur at the Section 10.4 Closing, unless otherwise waived by AES or Pennsy, as applicable (in which case that item will then become a post-Closing delivery); possession of the Resco Property shall be delivered to Pennsy; the Access Road Easement, the Storm Water Easement and the Pumping Facilities easements shall be executed and granted to AES; and the East Street Easement, the Met-Ed Easement and the Conrail Easements shall be executed and granted to the appropriate parties.

                   10.4.2 Further Assurances; Additional Agreements. Pennsy and AES each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described. This covenant survives as long as is necessary to consummate the transactions and intent described herein, including beyond the Closing Date. To that effect, Pennsy and AES acknowledge that various agreements in addition to this Agreement will have to be entered into (some of which must be in recordable form) in order to cause the transaction contemplated herein to occur, including but not limited to, the following generally described agreements:

                   a)  Access Road Easement Agreement;

                   b)  Deed of Dedication for Prescott Road Improvements;

                   c)  Deed of Dedication for Access Road Improvements;

                   d)  East Street Easement Agreement;

                   e)  Met-Ed Easement Agreement;

                   f)  Storm Water Easement Agreement;

                   g)  Pumping Facilities Agreement, Easements and Licenses;

                   h) Conrail Easements (both for railroad and related Utilities); and

                   i)  Temporary Construction Easements.

All recording charges and real estate transfer taxes due in connection with the executing and delivery or recording of any of the above-referenced agreements or instruments, and in connection with all other agreements contemplated by this Agreement (except as set forth in Section 7.2(c)), shall be the responsibility of AES.

                   10.4.3 Pre-Closing Deliveries. In order to secure some of the Approvals, AES may require, prior to Closing, delivery of some of the easements or other documents granting property rights or otherwise contemplated herein, to be provided by Pennsy, including, without limitation, the documents specifically identified in Section 10.4.2. Pennsy agrees to execute and deliver any and all such documents, provided that, if requested by Pennsy, any such document contains as a condition precedent to its effectiveness that AES has closed on substantially all of the transactions contemplated by this Agreement.

                   10.5 Right of Access. From and after the date of this Agreement, AES shall:

                   (i) conduct such tests, inspections and investigations with regard to the Pennsy Property, the Resco Property and the AES Property (if and to the extent permitted under its option for the AES Property), (collectively the "Properties") as AES deems appropriate;

                   (ii) have the right (together with AES's engineers, surveyors, architects, contractors and other designated agents), subject to the terms of its option for the AES Property, to enter upon the Properties and to conduct such tests, investigations, measurements and other inspections of the Properties, as AES may deem desirable; and

                   (iii) determine, in AES's sole and absolute discretion, whether the Properties are suitable in all respects for development in accordance with AES's plans therefor or whether AES otherwise desires to proceed with the transaction contemplated by this Agreement. Pennsy shall reasonably cooperate with AES's conduct of such tests, inspections and investigations.

Notwithstanding anything contained in this Agreement to the contrary, any entry by AES or any of its engineers, surveyors, architects, contractors or other designated agents onto the Pennsy Property or the Resco Property shall be at such person's sole risk and Pennsy shall have no responsibilities or obligations with respect thereto. Furthermore, any such entry shall be subject to reasonable rules and requirements established by Pennsy, such as checking in, wearing goggles and hard hats and other rules reasonably necessary to comply with federal or state laws, regulations or orders).

                   10.5.1 Temporary Construction Easement. Pennsy will grant and convey to AES and to any applicable Utility, as appropriate, a temporary construction easement of twenty-five (25) feet in width unless a greater width is necessary (due to, for example, the presence of a spoil pile which must be graded to create stable slopes), such temporary easement to be on each side (owned by Pennsy) of any permanent easement which Pennsy has agreed herein to provide, for the purpose of constructing improvements in and to such permanent easement. AES and any such

Utility utilizing such construction easement shall coordinate use thereof with Pennsy and will, subject to construction requirements, make reasonable efforts to minimize interference with Pennsy's operations on such temporary construction easements. All such easements shall generally follow the form of easement utilized by such Public or Private Utility, shall, to the extent deviations from such form are deemed appropriate by Pennsy, be negotiated promptly and in good faith by Pennsy, and shall be reasonably acceptable to both Pennsy and such Public or Private Utility; in the case of AES, in form and content reasonably acceptable to Pennsy, incorporated herein by reference, and shall expire one year following completion of construction and written acceptance thereof by AES or the applicable Utility.

                   10.5.2  Indemnification Relating to Entry on Property.

                   (a) Except for Pennsy's negligence or intentional misconduct, AES agrees to indemnify, defend and hold Pennsy harmless from and against any and all damages, cost, loss, liability, charge, claim or lien (including reasonable attorneys' fees and costs) arising from any entry by or activity of or on behalf of AES on the Resco Property or the Pennsy Property both before and after the Effective Date.

                   (b) Except for AES' negligence or intentional misconduct, Pennsy agrees to indemnify, defend and hold AES harmless from and against any and all damages, cost, loss, liability, charge, claim or lien (including reasonable attorneys' fees and costs) arising from any entry by or activity of or on behalf of Pennsy on the Resco Property while owned by AES or on the AES Property.

                   10.5.3 Delivery of Materials. To facilitate AES's inspection and review of the Property, Pennsy, within the thirty (30) day period immediately following the date of execution and delivery of this Agreement by each of the parties hereto, will use reasonable, good faith efforts to deliver or cause to be delivered to AES copies of all Records and Plans and all Licenses and Permits in the possession of Pennsy or under the reasonable control of Pennsy regarding the Pennsy Property.

                   10.6 Survey. Prior to the Contingency Date, AES, at AES's sole cost and expense, shall cause a survey ("Survey") of the AES Property and the Resco Property, to be prepared by a Pennsylvania Registered Surveyor. The Survey shall be certified to AES, Pennsy, the Title Insurer and such other persons as AES shall reasonably deem necessary as having been prepared in compliance with the Pennsylvania Land Survey Standards and the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys adopted in 1992 and meeting the accuracy requirements of an "Urban" survey. The Survey may, at AES's election, contain such information as AES or AES's lender may require and shall be sufficient to cause the Title Insurer to delete the general exceptions relating to survey matters applicable to the AES Property and the Resco Property. AES shall also cause all easements contemplated by this Agreement to be surveyed and described to the extent necessary, showing all other information typically provided for easements. Said description need not meet ALTA/ACSM requirements.

                   10.7. Representations and Warranties of Pennsy. Pennsy hereby represents and warrants to AES that, the following are true and correct on and as of the date hereof, shall continue to be true and correct as the Closing Date, and shall survive the Closing and delivery of the Deed.

                  (a) All requisite action (corporate or otherwise) has been taken by Pennsy in connection with the entering into of this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. To Pennsy's knowledge, no consent of any creditor, shareholder, judicial or administrative body, governmental or quasi-governmental authority, or other party is required for the performance of Pennsy's obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Pennsy have the legal power, right and actual authority to bind Pennsy to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Pennsy are and shall be valid, legally binding obligations of and enforceable against Pennsy in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

                  (b) Pennsy has received no written or oral notice of any violation of law, municipal ordinance or other governmental requirement affecting the Pennsy Property, or any portion thereof which has not yet been remedied or cured by Pennsy. Pennsy does not have knowledge that any governmental authority contemplates issuing such a notice or that any such violation exists.

                  (c) Pennsy has received no written or oral notice of any condemnation or eminent domain proceedings, or of negotiations for purchase in lieu of condemnation, relating to the Pennsy Property, or any portion thereof. Pennsy does not have knowledge that any condemnation or eminent domain proceedings have been commenced or threatened in connection with the Pennsy Property, or any portion hereof.

                  (d) Pennsy is not a party to any existing agreement, contract or commitment to sell, convey, let, assign, transfer, provide rights of first refusal or other similar rights with respect to, or otherwise dispose of, any part of the Pennsy Property, or any interest therein, or occupancy right thereto, other than this Agreement and Pennsy does not have knowledge of the existence of any such agreement, contract or commitment regarding the Pennsy Property, or any part thereof, other than this Agreement. Except for this Agreement and the Permitted Exceptions, to Pennsy's knowledge, neither Pennsy, nor any person or entity claiming by, through or under Pennsy, has done, suffered or permitted anything whereby any lien, claim or right of another has been created against the Pennsy Property, or any portion thereof or any interest therein. Pennsy has not received written notice, and has no knowledge, or any current default or breach under the terms and provisions of any of the Title Documents.

                  (e) Pennsy has no knowledge of any existing laws, ordinances or restrictions, including, without limitation, so-called recapture agreements, which would prevent or limit the right or ability of AES, or its lessees, invitees, successors or assigns, to use the Pennsy Property as contemplated by this Agreement or to obtain any government approvals necessary to redevelop the Property for that purpose.

                  (f) Pennsy has not received written notice of, and to the best of Pennsy's knowledge, there are no, pending threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, adversely affecting the Pennsy Property or which Pennsy is, or will be a party by reason of Pennsy's ownership of the Pennsy Property, which will adversely affect the Pennsy Property.

                  (g) To the best of Pennsy's knowledge, (a) no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Pennsy nor (b) are any such proceedings contemplated by Pennsy.

                  (h) All operations or activities upon, or use or occupancy of, all or any part of the Pennsy Property by Pennsy, and to the best of Pennsy's knowledge, any current occupant or tenant or any prior tenant, occupant or owner, are in all material respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge, release or disposal (whether accidental or intentional) of any toxic, hazardous or radioactive substances, materials or waste. Neither Pennsy nor, to Pennsy's knowledge, any current occupant or tenant or any prior tenant, occupant or owner, of all or any part of the Pennsy Property, has engaged in or permitted any dumping, discharge, disposal, spillage or leakage (whether legal or illegal, accidental or intentional) of such toxic, hazardous or radioactive substances, materials or waste, at, on, in, under, or about the Pennsy Property. Pennsy has not received written notice of, and to the best of Pennsy's knowledge, (i) there is no proceeding or inquiry by any authority with respect to the presence of any toxic, hazardous or radioactive substance, material or waste, including, without limitation, hazardous materials, in, on, under or about the Pennsy Property or the migration thereof from or to other property, and (ii) there has been no production, storage or disposal on the Pennsy Property of any Hazardous Materials. With the exception of four (4) registered underground storage tanks ("UST's") and certain other USTs that were removed in accordance with applicable regulations, there are not now and, and to the best of Pennsy's knowledge, have never been any underground storage tanks located on or under the Pennsy Property.

                  (i) All instruments, documents, lists, schedules and items delivered to AES by Pennsy pursuant to this Agreement will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all material respects on the date of delivery and upon the Closing Date, as they may be updated, modified or supplemented in accordance with this Agreement.

                   The accuracy of the foregoing representations and warranties shall be a condition to AES's obligations under this Agreement.

                   10.8 Representations and Warranties of AES. AES hereby represents and warrants to Pennsy that the following are true and correct on and as of the date hereof, shall continue to be true and correct through the Closing Date, and shall survive the Closing:

                  (a) There is no action, proceeding or investigation pending, or to the best of AES's knowledge threatened, against AES before and court or governmental department, commission, board, agency or instrumentality that would have a material adverse affect on AES's ability to perform its obligation when and as required hereunder. AES has no knowledge of any basis for any such action, proceeding investigation.

                  (b) All requisite action (corporate or otherwise) has been taken by AES in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any creditor, shareholder, judicial or administrative body, governmental or quasi-governmental authority, or other party is required for the performance of AES' obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of AES have the legal power, right, and actual authority to bind AES to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by AES are and shall be valid, legally binding obligations of and enforceable against AES in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

                  (c) AES has received no written or oral notice of any violation of law, municipal ordinance or other governmental requirement affecting the Resco Property, or any portion thereof which has not yet been remedied or cured by AES. AES does not have knowledge that any governmental authority contemplates issuing such a notice or that any such violation exists.

                  (d) AES has received no written or oral notice of any condemnation or eminent domain proceedings, or of negotiations for purchase in lieu of condemnation, relating to the Resco Property, or any portion thereof. AES does not have knowledge that any condemnation or eminent domain proceedings have been commenced or threatened in connection with the AES Property, or any portion hereof.

                  (e) AES is not a party to any existing agreement, contract or commitment to sell, convey, let, assign, transfer, provide rights of first refusal or other similar rights with respect to, or otherwise dispose of, any part of either the AES Property or the Resco Property, or any interest therein, or occupancy right thereto, other than as provided in this Agreement and AES does not have knowledge of the existence of any such agreement, contract or commitment regarding either the Resco Property or the AES Property, or any part thereof, other than as provided in this Agreement. Except as provided in this Agreement, neither AES, nor any person or entity claiming by, through or under AES, has done, suffered or permitted anything whereby any lien, claim or right of another has been created against the Resco Property, or any portion thereof or any interest therein. AES has not received written notice, and has no knowledge, or any current default or breach under the terms and provisions of any of the title documents for the Resco Property.

                  (f) AES has no knowledge of any existing laws, ordinances or restrictions, including, without limitation, so-called recapture agreements, which would prevent or limit the right or ability of AES, or its lessees, invitees, successors or assigns, to use the Resco Property as contemplated by this Agreement or to obtain any government approvals necessary to redevelop the Resco Property for that purpose.

                  (g) AES has not received written notice of, and to AES' knowledge, there are no, pending threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, adversely affecting the AES Property or the Resco Property or which AES is, or will be a party by reason of AES' ownership of the AES Property or the Resco Property, which will adversely affect either such property.

                  (h) To AES' knowledge, (a) no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against AES nor (b) are any such proceedings contemplated by AES.

                  (i) All instruments, documents, lists, schedules and items delivered to Pennsy by AES pursuant to this Agreement will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all material respects on the date of delivery and upon the Closing Date, as they may be updated, modified or supplemented in accordance with this Agreement.

The accuracy of the foregoing representations and warranties shall be a condition to Pennsy's obligations under this Agreement.

                   10.9  Indemnification Relating to Breach of
Representation or Warranty.

                   (a) AES and Pennsy hereby indemnify and hold each other harmless, from and against all damages, costs, expenses, liabilities, penalties and fines, including without limitation, attorneys' fees, disbursements, expert witness fees, paralegal fees, reporters fees, reproduction and printing costs, incurred in connection with any suit, proceeding, legal process or appeal, and amounts paid in settlement of same, which may be incurred by the other as a result of remedying any representation or warranty set forth in this Agreement which is discovered to have been false when made, or materially misleading as it relates to the essence of this Agreement.

                   (b) This Section 10.9 shall survive Closing, the Effective Date and shall remain in effect for a period of six years following the closing.

                   10.10  Default and Remedies Upon Default.

                   (a) Default. The occurrence of any of the following events shall, at the election of the non-defaulting party, constitute an Event of Default hereunder:

                  (i) Failure of either party, within fifteen (15) days following written notice of failure to make any payment when due, to make such payment to the other as contemplated herein.

                  (ii) Subject to (b) below, the failure of either party to perform any duty or obligation undertaken by such party in this Agreement or the documents implementing it.

                  (iii) Subject to (b) below, the failure of the transaction contemplated herein to close because of the failure of either party to perform any of its duties as required hereunder. The non-occurrence of a Condition Precedent shall not be deemed to be such a failure.

                  (iv) The entry of any order, judgment or decree of any court of competent jurisdiction approving a petition appointing a receiver, sequestrator, trustee or liquidator for either party or any of such party's property which is the subject of this Agreement, which order, judgment or decree shall continue to be in effect for a period in excess of sixty (60) days.

                  (v) If either party shall be adjudicated bankrupt or make an assignment for the benefit of creditors if such party shall institute any proceeding under any law related to bankruptcy or insolvency or if the same shall be instituted against either party and not be dismissed within sixty (60) days.

                  (vi) Commencement of any action or proceeding affecting either party's properties hereunder or any part thereof which would have the effect of materially impairing the rights of the other party hereto, which action or proceeding is not stayed or terminated before having a material adverse effect on the other party and which is not eventually dismissed or terminated within two (2) years and without having a material adverse effect on such other party.

                  (vii) If any representation, warranty or covenant or any other information furnished by a party in connection with this transaction shall prove to have been false or erroneous in any material respect when made or furnished.

                   (b) Notice of Default. Upon the occurrence of a default pursuant to subsection (a)(ii) or (a)(iii), the defaulting party shall have thirty (30) days from the receipt of notice from the non-defaulting party in which to cure such default. If the nature of such default makes it incapable of being cured within thirty (30) days following notice, then the defaulting party shall, provided that the defaulting party commences such a cure within thirty
(30) days and diligently pursues the same, have a reasonable time in which to cure, not to exceed one year unless otherwise expressly provided in an easement or other agreement contemplated by this Agreement.

                   (c) Remedies Upon Default. This Agreement relates to real estate, and of rights and obligations of parties with respect thereto. As such, the terms and provisions of it are unique to the parties, and not susceptible to ordinary damages alone. Accordingly, each party acknowledges that upon the occurrence of an Event of Default, damages alone are not a sufficient remedy, so the terms and provisions hereof may be specifically enforced by an injunction or other equitable remedy. Upon the occurrence of an Event of Default, the non-defaulting party shall have any and all remedies available against the other under this Agreement, at law or in equity, including, without limitation:

                  (i) specific performance;

                  (ii) the right of set off; and

                  (iii) to recover from the defaulting party all actual damages incurred as a result of such default, including costs of enforcement, collection and reasonable attorneys' fees. Specifically, in the event of an action to enforce any terms or provisions of this Agreement, the prevailing party shall be entitled to recover reasonable legal fees and costs actually incurred in the enforcement of such party's rights, including, without limitation, legal fees incurred in evaluating such party's rights prior to filing any legal proceeding.

                   10.11 Interest. In the event that any party hereto shall fail to make any payment which is due pursuant to the terms of this Agreement, then such party shall be obligated to pay, from the date of such due date, until collection, whether before or after judgment, interest at the prime rate of interest in effect from time to time, as published in The Wall Street Journal, or any successor publication, plus three (3%) percent (the "Interest Rate"). The Interest Rate shall be adjusted monthly, on the first business day of each month, and the Interest Rate as so determined shall be applicable for the entire month.

                   10.12 Preferred Vendor Status. Provided there is no Event of Default by Pennsy hereunder, and provided AES determines to construct the AES Plant, AES agrees to purchase, or to cause its contractors to purchase, if economically appropriate, the following materials from Pennsy for use in the initial construction of the AES Plant and all related improvements:
stone, gravel, sand, concrete and asphalt paving.

                                11. Miscellaneous

                   11.1 Construction/Maintenance/Cure of Defaults. In all cases where there are construction and ongoing maintenance, reconstruction or repair responsibilities for either AES or Pennsy as stated in this Agreement, all such activities shall be carried out and performed diligently and in a good and workmanlike manner. If any Event of Default occurs with respect to any such responsibility, or any other obligation set forth in or contemplated by this Agreement, then the non-defaulting party may, but shall not be required to, cure such default on behalf of the defaulting party. The expense of such cure, with interest accruing and payable thereon at the Interest Rate from the date such expense is incurred by the non-defaulting party to the date of payment by the defaulting party, shall be payable to the defaulting party to the non-defaulting party upon demand.

                   11.2  Assignment, etc.

                   (a) AES shall have the right to assign this Agreement, and the easements and other agreements between Pennsy and AES which are contemplated hereby, to any AES Affiliate which will, in accordance with this Agreement, engage in the construction and operation of a power generating plant or a substantially similar, related or ancillary use to a power generating plant, on the AES Property (the "Permitted Use").

                   (b) AES may assign its right, title and interest in and to this Agreement and the easements and other agreements between AES and Pennsy contemplated hereby to any lender to AES as collateral security for the Permitted Use.

                   (c) Except as provided in Section 11.2(a) and 11.2(b), AES may not assign its rights under this Agreement and any other agreements between Pennsy and AES contemplated hereby unless the proposed assignee (1) delivers to Pennsy evidence which, in Pennsy's reasonable commercial judgment, which judgment shall not be unreasonably withheld, delayed or conditioned, indicates that such assignee possesses the technical expertise and the financial capacity and stability to undertake the Water Pumping set forth in Section 8 hereof and under the other agreements related to water contemplated hereby, (2) will be engaged in the Permitted Use on the AES Property and (3) delivers to Pennsy a written statement that this Agreement (and the related agreements referenced herein) are affirmed and ratified.

                   (d) For purposes of this Section 11.2:

                   (1) any transfer or change in control of AES (or any approved assignee) by operation of law or otherwise, provided that the Permitted Use continues after such transfer or change in control, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of AES (or any approved assignee), whether in a single transaction or a series of related transactions; and

                   (2) "AES Affiliate" shall mean, each person that, directly or indirectly, controls or is controlled by or is under common control with AES. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to AES, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of AES, whether through the ownership of voting securities or by contract or otherwise.

                   11.3 Invalidity of Provisions. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

                   11.4 Gender/Number. Whenever the context herein so requires, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

                   11.5 Heirs, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing contained in this Section
11.5 shall be deemed to void or in any way limit the restrictions or requirements set forth in Section 11.2.

                   11.6 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings, whether written or oral, are either merged into this Agreement or are hereby superseded.

                   11.7 Headings. The headings or captions preceding the sections in this Agreement are inserted for convenience of reference only and shall not be construed in interpreting this Agreement.

                   11.8  Governing Law; Jurisdiction and Venue.

                   (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws provisions.

                   (b) Jurisdiction and venue for all disputes under this Agreement shall be in the United States District Court for the Middle District of Pennsylvania, provided the disputes meets the requirements for federal diversity jurisdiction. Otherwise, jurisdiction and venue shall be in the Lebanon County, Pennsylvania Court of Common Pleas.

                   11.9 Notice. Any notice required hereunder shall be hand delivered, sent by certified United States mail, postage prepaid, or sent by overnight delivery service requiring receipt (such as Federal Express or UPS) to the parties, and shall be deemed to have been given upon actual receipt or refusal of such notice, at the addresses set forth below:

                   To AES at:               AES Ironwood, Inc.
                                            829 Cumberland Street
                                            Lebanon, PA  17042

                   With a copy to:       Wix, Wenger & Weidner
                                         508 North Second Street
                                         Harrisburg, PA  17101


                   To Pennsy at:         Pennsy Supply, Inc.
                                         1001 Paxton Street
                                         Harrisburg, PA  17105

                   With a copy to:       Michael A. Finio, Esquire
                                         Saul, Ewing, Remick &
                                           Saul LLP
                                         PNI Tower
                                         2 N. Second Street, 7th Flr.
                                         Harrisburg, PA  17101

                   11.10 Waiver, Modification or Amendment. Failure of any party to exercise any of their respective rights under this Agreement upon the default, nonperformance or defective performance by any other party of any condition, promise or provision contained in this Agreement shall not be construed as a waiver of that or any subsequent default, nonperformance or defective performance. No waiver, release, modification or amendment of any of the terms, conditions or provisions of this Agreement shall be valid or relied upon by any party or offered at any judicial proceeding or otherwise, unless in writing and duly executed by all parties hereto.

                   11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument and all of which together shall be considered one and the same agreement, and shall become effective when counterparts, which together contain the signatures of each party, shall have been delivered to Buyer and Seller. Delivery of executed signature pages by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

                   11.12 Telecopier. This Agreement may be executed by each party hereto on separate counterparts. When such executed counterparts have been exchanged by telecopier among all parties, this Agreement shall be delivered, binding, and in full force and effect. Thereafter, the parties will make good faith efforts to exchange original signed counterparts.

                   11.13 Survival. Any provisions of this Agreement which are expressly or impliedly intended to be performed after Closing shall survive any and all Closings hereunder.

                   11.14 Consent of Mortgagees. Pennsy and AES shall each obtain, without charge to the other, the written consent to this Agreement and the transactions contemplated herein, in a form reasonably satisfactory to the other party, from any mortgagee or other party holding a lien on the respective properties of Pennsy and AES. The foregoing consent shall be delivered to the requesting party within thirty (30) days of the execution of this Agreement.

                   11.15 Estoppel Certificates. Each party shall, without charge, from time to time, within twenty (20) days after written request by the other party, certify by a written instrument in a form reasonably requested by the other party the effectiveness of this Agreement and any defaults, or lack thereof, of either party under the terms of this Agreement and other factual matters relevant to this Agreement. Such certificate shall be delivered to any actual or proposed mortgagee, assignee or purchaser, or to any other person or entity as may be reasonably requested by the other party.

                   11.16 Memorandum of Agreement. Until such time as the Water Requirements agreement contemplated by Section 8 and the Access Easement, East Street Easement, Met-Ed Easement, Storm Water Easement, Drainage Easement and Conrail Easement are all recorded, each party shall execute, at the request of either party, a memorandum of this Agreement that complies with all statutory or other legal requirements, prepared by AES at its cost, in a recordable form. The party recording the memorandum shall pay the recording costs.







                        [SPACE INTENTIONALLY LEFT BLANK]

                   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above written.


WITNESS:                                    AES Ironwood, Inc.


 /s/ Mary J. Dahm                           By: /s/ Stephen C. Dahm
-------------------------                      ----------------------------
                                            its Stephen C. Dahm
                                            Vice President


ATTEST/WITNESS:                             Pennsy Supply, Inc.


/s/ Jane E. Page                            By: /s/ Harry G. Lake Jr.
-------------------------                      ----------------------------
                                            its Harry G. Lake Jr.
                                                Senior Vice President

                                    EXHIBIT A




                               Survey Drawing of
                             Site Plan, located in
                            South Lebanon Township,
                          Lebanon County, Pennsylvania

                                  [Drawing]

                                   EXHIBIT R-8




                                Access Drive Plan
                                     to Site

                                     [Drawing]

                                   EXHIBIT B

                                                        Commonwealth Land Title
                                                  44 N. Queen Street, Suite 201
                                                            Lancaster, PA 17603

                                   THIS DEED
                                                       Tax Parcel No.30-58A-320

Made the 22nd day of June, in the year of our Lord one thousand nine hundred ninety-eight (1998)

Between RESCO PRODUCTS, INC., a Pennsylvania corporation, party of the first part ("Grantor")

                                      AND

              AES IRONWOOD, INC., a Delaware corporation, party of the second part ("Grantee")

Witnesseth, that the said Grantor, for and in consideration of the sum of One Hundred Thirty-Five Thousand and 00/100 ($135,000.00) Dollars lawful money of the United States unto Grantor well and truly paid by the Grantee, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, alien, enfeoff, release, convey and confirm unto the said Grantee, Grantee's successors and assigns,

ALL THAT CERTAIN piece or parcel of land, with the improvements thereon erected, lying and situate in the Township of South Lebanon, Lebanon County, Pennsylvania, as described in an ALTA/ASON Land Title Survey for Resco Properties, Inc., prepared by Herbert, Rowland & Grubic, Inc., dated June 18, 1998; more particularly bounded and described as follows, to wit:

BEGINNING at a spike in the center line of Prescott Road (33 feet wide), being
S. R. 2005, at the northern right-of-way line of the Consolidated Rail Corporation; thence along said northern right-of-way line of the Consolidated Rail Corporation the following four (4) courses and distances: (1) in a generally westwardly direction S 61(degrees) 04(minutes) 35(degrees) W, a distance of 239.67 feet to an iron pin (to be set); (2) in a generally southwardly direction S 23(degrees) 05(minutes) 45(degrees) W, a distance of
130.00 feet to an iron pin (to be set); (3) in a generally westwardly direction S 61(degrees) 03(minutes) 00(degrees) W, a distance of 358.06 feet to an iron pin (to be set); and (4) in a generally westwardly direction by a curve to the right, having a radius of 5,679.65 feet, and a chord bearing of S 62(degrees) 29(minutes) 14(degrees) W, an arc distance of 264.93 feet to a rebar (found) on lands of Lebanon Rock, Inc.; thence along the last mentioned line of lands, the following three (3) courses and distances: (1) in a generally northwardly direction N 15(degrees) 00(minutes) 00(degrees) W, a distance of 80.00 feet to a rebar (found); (2) in a generally northwardly direction N 19(degrees) 28(minutes) 15(degrees) E, a distance of 476.64 feet to a rebar (found); and (3) in a generally eastwardly direction N 54(degrees) 39(minutes) 50(degrees) E, a distance of 705.00 feet to a spike in the center line of Prescott Road, S.R. 2005; and thence along the center line of said Prescott Road in a generally southwardly direction S 16(degrees) 04(minutes)

05(degrees)E, a distance of 410.00 feet to a spike (found), said point being the point and the place of BEGINNING.

CONTAINING 7.955 acres (7.809 acres to the western right-of-way line of Prescott Road).

BEING the same premises which Resco Holdings, Inc., a Pennsylvania corporation, by deed dated December 15, 1993 recorded December 30, 1993 in Lebanon County Deed Book 300, Page 556, granted and conveyed unto Resco Products, Inc., a Pennsylvania corporation, Grantor herein.

UNDER AND SUBJECT to a certain right-of-way granted to Pennsy Supply Inc., its successors and/or assigns, now containing a railroad siding and switch through the western portion of said tract, which railroad siding is currently serving the lands of Pennsy Supply, Inc. to the north of said tract, for the purpose of material transportation by rail, together with the right to enter upon the same for the purpose of maintaining, repairing, replacing and removing said siding and switch equipment.

ALSO UNDER AND SUBJECT to the rights of Pennsy Supply, Inc., its successors and/or assigns, in and to a certain concrete block building containing electrical switching equipment and an existing right-of-way over, upon and across an existing gravel driveway running north from said concrete block building to the remaining lands of Pennsy Supply, Inc., which concrete block building and right-of-way are along the eastern line of said tract, for maintenance of an electrical service line or lines, together with the right and privilege to enter upon said right-of-way and building to repair, replace, remove and maintain said electrical service line and related switching equipment.

ALSO UNDER AND SUBJECT to all covenants, conditions, easements, restrictions, reservations and rights-of-way of record.

Together with all and singular the hereditaments and appurtenances thereunto belonging or in anywise appertaining and the reversions and remainders, rents, issues and profits thereof and all the estate, right, title, interest, property, claim and demand whatsoever of the Grantor, in law, equity or otherwise, of, in and to the same and every part thereof.

To Have and to Hold the above-described premises with the appurtenances unto the Grantee, Grantee's successors and assigns, forever.

And the Grantor does hereby covenant and agree to and with the said Grantee, that the Grantor, its successors and assigns, shall and will SPECIALLY WARRANT AND FOREVER DEFEND the hereinabove described premises, with the hereditaments and appurtenances, unto the Grantee, Grantee's successors and assigns, against the Grantor and against every other person lawfully claiming or who shall hereafter claim the same or any part thereof, by, from or under it, him, her, them or any of them, shall and will, subject as aforesaid, SPECIALLY WARRANT AND FOREVER DEFEND.

In Witness Whereof, the Grantor has hereunto set its hand and seal the day and year first above written.

ATTEST:                                    Resco Products, Inc.


/s/ Frank D. Stumpo                        By: /s/ Curtis Tredennick
-------------------------                     ------------------------
Secretary                                     President

                                   - COMMONWEALTH OF PENNSYLVANIA
                                   - DEPARTMENT OF REVENUE
                                   -



Commonwealth of Pennsylvania         )
County of Montgomery                 )      SS:


         On this, the 5th day of August 1998, before me, a Notary Public, the undersigned officer, personally appeared Curtis Tredennick, who acknowledged himself to be the President of Resco Products, Inc., a Pennsylvania corporation, and that he, as President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

         In Witness Whereof, I hereunto set my hand and official seal.


                                         Maria C. Bertoletti
                                         --------------------------
                                         Notary Public
                                         My Commission Expires: March 4, 2000







I Hereby Certify that the precise residence of the Grantee is AES Ironwood, Inc., 829 Cumberland Street, Lebanon, PA 17042

                                         /s/ SR Richardson
                                         ------------------------------


Realty Transfer Tax Paid on : 135,000.00
                             -------------------

State Tax                         1,350.00
-----------------------:         ---------------
Cornwall Leb. Sch. Dst.             675.00
-----------------------:         ---------------
                                    675.00
-----------------------:         ---------------
South Lebanon Twp
-----------------------:         ---------------
_______________________ Collector.

                                EXHIBIT 8.1(C)(2)

                               EXHIBIT 8.1 (C)(2)


         Pennsy hereby directs AES to increase its dewatering operations of the Pennsy West Tract by 20% per day until it reaches a pumping level of 17,915,040 gallons per day, at which time AES will pump such daily volume until further notice. Such pumping, above and beyond the Base Flow (including the Creek Flow) shall be conducted by AES, to the full extent of available pumps, between the hours of 10:00 p.m. and 6:00 a.m., daily. Pennsy and AES agree that the following table illustrates the dewatering operation following the issuance of this notice:

                     GPM           GPD

       Day 1         6,000         8,640,000
       Day 2         7,200         10,368,000
       Day 3         8,640         12,441,600
       Day 4         10,368        14,929,920
       Day 5         12,441        17,915,040

                      EXHIBIT 8.2 -- Easement and Access
                     Agreements is filed as Exhibit 10.10
                          to this Amendment No. 1 to
                     Registration Statement No. 333-91391
                                 on Form S-4.